CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT made this ______ day of January 2006, by and between: Navitone Technologies, Inc., (hereinafter referred to as the “Company”) and John Anderson, an individual engaged in providing certain services (hereinafter referred to as “Consultant”).

WITNESSETH THAT:

WHEREAS, the Company requires Industry and media relations and liaison services and desires to employ Consultant, as an independent contractor consultant, to provide such services, and Consultant is agreeable to such employment, and the parties desire a written document formalizing their relationship and evidencing the terms of their agreement:

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants, the parties have agreed as follows:

1.          APPOINTMENT. The Company hereby appoints Consultant as non-exclusive Public and Industry relations consultant and hereby retains and employs consultant, on the terms and conditions of this Agreement. Consultant accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement.

2.           TERM. The term of this Agreement shall begin on or before January 26, 2006 and shall terminate on January 26, 2007. This Agreement shall supersede the oral agreement under which the parties have operated prior to the effective date of this Agreement.

3.           SERVICES.

(a) Consultant shall act, generally, as a non-exclusive Public Relations Advisor, essentially acting (1) as advisor to the Company with respect to industry and public communications and information as well as planning, designing, developing, organizing, writing and distributing such communications and information as the Company may request or direct provided that such communications are limited to information related to the Company’s products and services.

(b) As the Company shall request or direct, Consultant shall assist in establishing, and advise the Company with respect to: the form and function of shareholder meetings; interviews of Company officers by the media; and interviews of Company officers by analysts and industry related persons or entities. Consultant shall facilitate the Company’s annual shareholder meeting by presenting the Company, it officers directors, products and services to Attendees and shall otherwise falcate the coordination of said event.

(c) Consultant shall endeavor to make the Company’s products, and services, known to the industry and industry publications as well as the media and the public generally.

(d) Consultant shall endeavor to identify and secure potential joint venture relationships with other companies or business ventures providing synergistic products and services in other markets in furtherance of facilitating the growth of the Company.

(e) Consultant, in providing the foregoing services, shall be responsible for all costs of providing the services including, but not limited to, out-of-pocket expenses for travel entertainment, postage, delivery service, (e.g., Federal Express), telephone/facsimile charges, as well as compensation to third party vendors, copy writers, staff writers, art and graphic personnel, printing, etc. Consultant’s compensation under Paragraph 7 shall be deemed to include all Consultant’s costs and expenses.

4.           Limitations on Services. The parties recognize that certain responsibilities and obligations and restrictions are imposed on the Company and the Consultant by federal and state securities laws and by the applicable rules and regulations of stock exchanges, accordingly, Consultant agrees and warrants the following:

(a)    He is a natural persons;

(b)    He is providing bona fide services to the Company;

(c)   The services provided by him are NOT in connection with the offer or sale of securities in a capital-raising transaction either prior or subsequent to the date of execution of this Agreement;

(d)   The services provided by him do NOT directly or indirectly promote or maintain a market for the Company’s securities;

(e)   Consultant shall NOT release any financial or other information or data about the Company without the written consent and approval of the Company;

(f)    Consultant shall not conduct any meetings or engage in any other undertakings which may be characterized as an effort to promote the Company’s securities or market therefore;

(g)   Consultant shall explicitly limit the scope of his advocacy efforts to the specific products, services and industry of the Company.

(h)   In any event, Consultant shall NOT release any information or data about the Company to any selected or limited person(s), entity, or group if Consultant is aware that such information or data has not been generally released or promulgated; and

(i)    Consultant warrants that by prearrangement or otherwise, the Company does not control or direct the resale of the securities (constituting the consideration for the services) in the public market; and neither the Company nor its affiliates directly or indirectly receive a percentage of the proceeds from such resales.

4.	Duties of Company.

(a) Company shall supply Consultant, on a regular and timely basis, with all approved data and information about the Company, its management, its products, and its operations and Company shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to Consultant so that Consultant may take corrective action.

(b) Company shall promptly supply Consultant: with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholders reports and communications whether or not prepared with Consultant’s assistance; with all product/services brochures, sales materials, market data in China; etc.

(c) Company shall promptly notify Consultant of the filing of any registration statement for the sales of securities and of any other event that triggers restrictions on publicity.

(d) Company shall contemporaneously notify Consultant if any information or data being supplied to Consultant has not been generally released or promulgated.

6.	Representation And Indemnifications

(a) The Company shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information, and data, which it supplies to Consultant and the Company, acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing it public relations functions.

(b) Consultant, in the absence of notice in writing from Company, will rely on the continuing accuracy of the material, information, and data supplied by the Company.

(c) Company hereby agrees to indemnify Consultant against, and to hold Consultant harmless from, any claims, demands, suits, loss, damages, etc. arising out of Consultant’s reliance on the general availability of information supplied to Consultant and Consultant’s ability to promulgate such information, unless Consultant has been negligent in fulfilling his duties and obligations hereunder.

7.	Compensation.

(a) Company shall compensate Consultant by issuing 300,000 (THREE HUNDRED THOUSAND) shares of common stock of the Company pursuant to S-8 registration before the Securities and Exchange Commission. (b) For any additional or ancillary services, not within the scope of this Agreement, Company shall pay Consultant such fees as may be mutually agreed upon, by both parties.

8.          Relationship of Parties. Consultant is an independent contractor, responsible for compensation of its agents, employees and representatives, as well as all applicable withholding there from and taxes thereon (including unemployment compensation) and all worker’s compensation insurance. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties and neither party is intended to have any interest in the business or property of the other.

9.           Termination. This agreement may not be terminated by either party prior to the expiration of the term provided in Paragraph 2 above except as follows:

(a) Upon failure of the other party to cure a default under, or a breach of, this Agreement within thirty (30) days after written notice is given as to such breach by the terminating party;

(b) Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

(c) Upon the other party taking the benefit of any insolvency law; and/or

(d) Upon the other party having or applying for a receiver for all or a substantial part of such party’s assets or business.

10.         Attorney’s Fees.  Should either party default in the terms or conditions of this Agreement and suit be filed as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney’s fees, expenses and court costs through trial and appeal.

11.         Waiver of Breach.  The waiver by either party of a breach of any provision of the Agreement by the other party shall not operate to be construed as a waiver of any subsequent breach by the other party.

12.        Assignment.    The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon the successors, and assigns of the parties.

13.        Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail, return receipt requested, to the principal office of the party being notified.

14.        Entire Agreement. This instrument contains the entire agreement of the parties and may be modified only by agreement, in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement shall be governed for all purposes by the laws of the State of Nevada. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

______________________________	______________
John Anderson – Consultant	Date

By: __________________________	______________
Michael Zuliani	Date
CEO
Navitone Technologies, Inc.